UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 9, 2013

BSD MEDICAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-10783	75-1590407
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2188 West 2200 South

Salt Lake City, Utah 84119

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code:  (801) 972-5555

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On April 9, 2013, BSD Medical Corporation (the “Company”) entered into a placement agency agreement (the “Agency Agreement”) with Roth Capital Partners, LLC (the “Placement Agent”), pursuant to which the Placement Agent agreed to use its reasonable efforts to arrange for the sale of up to 4,065,042 shares of the Company’s common stock and warrants to purchase up to 3,048,782 shares of the Company’s common stock in a registered direct public offering (the “Offering”).  The Placement Agent will be entitled to a cash fee of 6.5% of the gross proceeds paid to the Company for the securities the Company sells in this Offering.  The Company will also reimburse the Placement Agent for all reasonable and documented out-of-pocket expenses that have been incurred by the Placement Agent in connection with the Offering, which shall not exceed the lesser of (i) $35,000 or (ii) 8% of the gross proceeds of the Offering, less the Placement Agent’s placement fee.

The Agency Agreement contains customary representations, warranties and covenants by the Company.  It also provides for customary indemnification by the Company and the Placement Agent for losses or damages arising out of or in connection with the sale of the securities being offered.  The Company has agreed to indemnify the Placement Agent against liabilities under the Securities Act of 1933, as amended.  The Company has also agreed to contribute to payments the Placement Agent may be required to make in respect of such liabilities.

Also on April 9, 2013, the Company and certain institutional investors entered into a securities purchase agreement (the “Purchase Agreement”) in connection with the Offering, pursuant to which the Company agreed to sell an aggregate of 4,065,042 shares of its common stock and warrants to purchase a total of 3,048,782 shares of its common stock to such investors for aggregate gross proceeds, before deducting fees to the Placement Agent and other estimated offering expenses payable by the Company, of approximately $5 million.  The common stock and warrants were sold in fixed combinations, with each combination consisting of one share of common stock and a warrant to purchase 0.75 shares of common stock.  The purchase price is $1.23 per fixed combination.  The warrants will become exercisable six months and one day following the closing date of the Offering and will remain exercisable for five years thereafter at an exercise price of $1.65 per share.  The exercise price of the warrants is subject to adjustment in the case of stock splits, stock dividends, combinations of shares and similar recapitalization transactions.

The exercisability of the warrants may be limited if, upon exercise, the holder or any of its affiliates would beneficially own more than 4.9% of the Company’s common stock.

Under the Purchase Agreement, the Company has agreed with each of the purchasers that, subject to certain exceptions, it will not, within the 30 trading days following the closing of the Offering (which period may be extended in certain circumstances), enter into any agreement to issue or announce the issuance or proposed issuance of any securities.

The Company has also agreed with each of the purchasers that while the warrants are outstanding, it will not effect or enter into an agreement to effect a “Variable Rate Transaction,” which means a transaction in which the Company:

●	issues or sells any convertible securities either (A) at a conversion, exercise or exchange rate or other price that is based upon and/or varies with the trading prices of, or quotations for, the shares of our common stock at any time after the initial issuance of such convertible securities, or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such convertible securities or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for our common stock, other than pursuant to a customary “weighted average” anti-dilution provision; or

●	enters into any agreement (including, without limitation, an equity line of credit) whereby we may sell securities at a future determined price (other than standard and customary “preemptive” or “participation” rights).

The Company has also agreed with each of the purchasers if the Company issues securities within the 12 months following the closing of the Offering, the purchasers shall have the right to purchase all of the securities on the same terms, conditions and price provided for in the proposed issuance of securities.

The Company has also agreed to indemnify each of the purchasers against certain losses resulting from its breach of any of its representations, warranties, or covenants under agreements with each of the purchasers, as well as under certain other circumstances described in the Purchase Agreement.

The net proceeds to the Company from the Offering, after deducting placement agent fees and the estimated offering expenses borne by the Company, and excluding the proceeds, if any, from the exercise of the warrants issued in the Offering, are expected to be approximately $4.6 million.  The Offering will close on or before April 12, 2013.  After giving effect to the Offering, but without giving effect to the exercise of the warrants being offered, the Company will have 33,818,233 shares of common stock outstanding.

The Offering was effected as a takedown off the Company’s shelf registration statement on Form S-3 (File No. 333-184164), which became effective on October 11, 2012, pursuant to a prospectus supplement to be filed with the Securities and Exchange Commission.

The foregoing summaries of the terms of the Agency Agreement, the form of warrant to be issued to each of the purchasers and the Purchase Agreement are subject to, and qualified in their entirety by, such documents attached hereto as Exhibits 1.1, 4.1, and 10.1 respectively, which are incorporated herein by reference.

Item 8.01 Other Events.

The information set forth in Item 1.01 with respect to the Offering is hereby incorporated herein by reference.  The Company will file the opinion of its counsel, Dorsey & Whitney LLP, relating to the legality of the issuance and sale of the shares of common stock, warrants and shares of common stock issuable upon exercise of the warrants in the Offering, by amendment to this report.

On April 9, 2013, the Company issued a press release announcing the execution of the Purchase Agreement.  A copy of the press release is attached as Exhibit 99.1 hereto and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
1.1	Placement Agency Agreement, dated as of April 9, 2013, by and among the Company and Roth Capital Partners, LLC
4.1	Form of Common Stock Purchase Warrant
10.1	Securities Purchase Agreement, dated as of April 9, 2013, by and between the Company and each of the purchasers identified on the signature pages thereto
99.1	Press Release dated April 9, 2013

Forward-Looking Statements

Certain statements in this Report are forward-looking statements that involve a number of risks and uncertainties.  Such forward-looking statements include statements about the public offering of common stock described herein.  For such statements, the Company claims the protection of the Private Securities Litigation Reform Act of 1995.  Actual events or results may differ materially from the Company’s expectations.  Factors that could cause actual results to differ materially from those stated or implied by the Company’s forward-looking statements are disclosed in its filings with the Commission.  These forward-looking statements represent the Company’s judgment as of the time of this report.  The Company disclaims any intent or obligation to update these forward-looking statements, other than as may be required under applicable law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BSD MEDICAL CORPORATION

Date: April 9, 2013

By: /s/ William S. Barth
Name: William S. Barth
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
1.1	Placement Agency Agreement, dated as of April 9, 2013, by and among the Company and Roth Capital Partners, LLC
4.1	Form of Common Stock Purchase Warrant
10.1	Securities Purchase Agreement, dated as of April 9, 2013, by and between the Company and each of the purchasers identified on the signature pages thereto
99.1	Press Release dated April 9, 2013